EXHIBIT 10.19

                                   JOHN CIUFO

                                  144 DALY ROAD

                            EAST NORTHPORT, NY 11731

                                                              February 1, 2000

Mr. Bert. E. Brodsky
26 Harbor Park Drive
Port Washington, NY  11050

                                   Re: OPTIONS

Dear Mr. Brodsky:

In connection with that Stock Option Agreement dated December 7, 1998 between us wherein you granted me options to purchase 25,568 post-split shares of common stock of National Medical Health Card Systems, Inc. registered in your name at an exercise price of $5.87 per share (the "Options"), I hereby surrender such Options effective immediately.

                                                              Very truly yours,



                                                              John Ciufo

JC\lms